EXHIBIT 10.88




                                  YOUR EMPLOYEE
                                  BENEFIT PLAN

                               PNM RESOURCES, INC.

                              LONG TERM DISABILITY

                                 ALL EXECUTIVES

                               GROUP NUMBER: 34505

                         EFFECTIVE DATE: JANUARY 1, 2003



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Policy excerpt:

Group Policy No.:  34505-G


                                   MetLife(R)

                       Metropolitan Life Insurance Company
                One Madison Avenue, New York, New York 10010-3690


                            CERTIFICATE OF INSURANCE
                              for the Employees of

                               PNM Resources, Inc.
                              (called the Employer)

This is your Certificate of insurance for long Term Disability Insurance as long as you are insured under This Plan. The Group Policy and this Certificate may be changed or canceled according to the terms, conditions and provisions of the Group Policy. This Certificate describes the benefits under the Plan in effect as of January 1, 2003. Any prior Certificate relating to the coverage set forth herein is void.

MetLife in its discretion has authority to interpret the terms, conditions, and provisions of the entire contract. This includes the Group Policy, Certificate and any Amendments.

The Group policy is delivered in and administered according to the laws of the governing jurisdiction.

Whenever a reference to "you" or "your" is made in this Certificate of Insurance, it means the covered Employee. Reference to "we", "us" or "our" means MetLife. Reference to "This Plan" means that part of the Employer's plan of employee benefits that is insured by Met Life.


                              /s/ Robert H. Benmosche
                              --------------------------------------------------
                              Robert H. Benmosche
                              Chairman, President and Chief Executive Officer


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                                 PLAN HIGHLIGHTS


This Plan Highlights section is a summary of your Long Term Disability Benefits and provisions. See the rest of your Certificate for more information.

It is important to read the rest of your Certificate. It describes your benefits as well as any exclusions and limitations that apply to these benefits. Please read it carefully. You should talk with your Employer if you have any questions.

You will notice that some of the terms used in your Certificate begin with capital letters. These terms have special meanings. They are explained in this Certificate.

                              EMPLOYEE ELIGIBILITY

Eligible Employee: All officers working at least 32 hours each week. However, if you do not have regular work hours you will be an Eligible Employee if you have worked at least an average of 32 hours a week during the preceding 12 calendar months (or during your period of employment if less than 12 months).

Eligibility Waiting Period:

         Active Employees on and after January 1, 2003: 6 months of continuous service as an Employee

Eligibility Date: January 1, 2003 or the date you complete the Eligibility Waiting Period, whichever is later.


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                          LONG TERM DISABILITY BENEFITS


Monthly Benefit: 66.67% of the first $25,000 of your Predisability Earnings, reduced by Other Income Benefits. Other Income Benefits are described in Section B. of Long Term Disability Benefits.

Maximum Monthly Benefit:  $15,000

Minimum Monthly Benefit: $100. The Minimum Monthly Benefit will not apply if you are in an Overpayment situation or are receiving income from employment.

Elimination Period:  90 days of continuous Disability

Maximum Benefit Duration: The duration shown below:

             Age on Date                      Maximum Benefit
          Disability Starts                       Duration
          -----------------                       --------

            Less than 60                         To age 65
                 60                              60 months
                 61                              48 months
                 62                              42 months
                 63                              36 months
                 64                              30 months
                 65                              24 months
                 66                              21 months
                 67                              18 months
                 68                              15 months
             69 and over                         12 months

Work Incentive:

         Work while Disabled: No offset for employment earnings during the first 24 months after you have satisfied your Elimination period. However, your Monthly Benefit may be reduced if that total income you are receiving (including Rehabilitation Incentive and Family Care Expenses) exceeds 100% of your Predisability Earnings or Indexed Predisability Earnings.


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         Rehabilitation   Incentive:  Your  Monthly  Benefit,  before  reduction
         for Other Income Benefits, is increased by 10% while participating in an approved Rehabilitation Program.

         Family Care Expenses: While participating in an approved Rehabilitation Program, up to $250 per month incurred for Eligible Family Care Expenses for each Eligible Family Member during the first 24 months after you have satisfied the Elimination Period.


Survivors Benefit: A lump sum equal to 3 times the Monthly Benefit before reductions for Other Income Benefits.

                                   LIMITATIONS

         Limitation  for  Pre-existing  Conditions:   begins  12  months  after
         your  Effective  Date  of coverage.

         Limitation For Disabilities Due to Particular Conditions

         Limitation for Disability due to (i) Mental or Nervous Disorders or Diseases; or (ii) Neuromusculoskeletal and Soft Tissue Disorder; or
         (iii) Chronic Fatigue Syndrome:

         24 Monthly Benefits in your lifetime, or the Maximum Benefit Duration, whichever is less. Benefits may be paid beyond 24 months as described in the provision, subject to certain requirements.

         Limitation for Drug, Alcohol or Substance Abuse or Dependence:

         One period of Disability in your lifetime for up to: 24 Monthly Benefits; your successful completion of an approved rehabilitative program; your ceasing or refusing the participate in a rehabilitative program; or the Maximum Benefit Duration; whichever is less.

                                  CONTRIBUTIONS

         Your Long Term Disability Benefits are paid for by your Employer.


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